                                                      EXHIBIT NUMBER (10)(vii)
                                                      TO 1994 FORM 10-K





        Northern Trust
        Employee Stock Ownership Plan
        (As Initially Adopted and Subsequently Amended and
        Restated Effective January 1, 1989)

Northern Trust
Employee Stock Ownership Plan
(As Initially Adopted and Subsequently Amended and Restated Effective January 1, 1989)

Contents

----------------------------------------------------------------------

Section                                                           Page


       Article I. Nature of the Plan

  1.1  Establishment and Amendment of the Plan                       1
  1.2  Purpose of the Plan                                           1
  1.3  Legal Qualification                                           1

       Article II. Definitions

  2.1  Definitions                                                   2

       Article III. Participation and Service

  3.1  Participation                                                11
  3.2  Duration of Participation                                    11
  3.3  Transferred or Rehired Employees                             11
  3.4  Vesting                                                      12
  3.5  Break in Service                                             14
  3.6  One-Year Break in Service                                    15

       Article IV. Employer Contributions

  4.1  Contributions                                                16
  4.2  Medium of Payment                                            16
  4.3  Allocation of Employer Contributions                         16
  4.4  No Participant Contributions                                 17
  4.5  Uniformed Services Employment and Reemployment Rights Act    17

       Article V. Investment of Trust Assets

  5.1  Investments                                                  18
  5.2  Valuation of Company Stock                                   18
  5.3  Crediting of Stock                                           18
  5.4  Sales and Resales of Company Stock                           18

Northern Trust
Employee Stock Ownership Plan
(As Initially Adopted and Subsequently Amended and Restated Effective January 1, 1989)

Contents

----------------------------------------------------------------------

Section                                                           Page


         Article VI. Exempt Loans

  6.1    Requirements                                               20
  6.2    Payments on Loans                                          21
  6.3    Crediting of Released Stock                                21
  6.4    Payments of Principal and Interest                         21
  6.5    Puts, Calls, and Other Options                             22

         Article VII. Allocations to Participants'
         Accounts

  7.1    Participants Entitled to Allocations                       23
  7.2    Allocations to Company Stock Accounts                      23
  7.3    Allocations to Other Investment Accounts                   23
  7.4    Allocations of Employer Contributions, Company Stock
         Acquired With a Loan and Forfeitures                       24
  7.5    Maximum Allocation                                         26
  7.6    Vesting                                                    30
  7.7    Net Income or Loss of the Trust                            30
  7.8    Accounting for Allocations                                 31
  7.9    Diversification of Investments                             32

         Article VIII. Voting and Tender of Company
         Stock

  8.1    Procedures for Voting                                      34
  8.2    Tender Offer                                               34

Northern Trust
Employee Stock Ownership Plan
(As Initially Adopted and Subsequently Amended and Restated Effective January 1, 1989)

Contents

-----------------------------------------------------------------------

Section                                                            Page

         Article IX. Benefits

  9.1    Payments on Retirement                                      36
  9.2    Payments on Death                                           36
  9.3    Payments on Permanent Disability                            38
  9.4    Payments on Termination for Other Reasons                   38
  9.5    Deemed Cashout                                              39
  9.6    Property Distributed                                        39
  9.7    Methods of Payment                                          40
  9.8    Direct Rollover of Eligible Rollover Distributions          43

         Article X. Rights and Options on Distributed
         Shares of Company Stock

  10.1   Right of First Refusal                                      45
  10.2   Put Option                                                  45

         Article XI. Pretermination Distributions and
         Dividends

  11.1   Pretermination Distributions                                47
  11.2   Dividends                                                   47

         Article XII. Plan Administration

  12.1   Powers                                                      48
  12.2   Directions to Trustee                                       48
  12.3   Uniform Rules                                               49
  12.4   Reports                                                     49
  12.5   Compensation                                                49
  12.6   Claims Procedure                                            49
  12.7   Indemnity for Liability                                     50

Northern Trust
Employee Stock Ownership Plan
(As Initially Adopted and Subsequently Amended and Restated Effective January 1, 1989)

Contents

-----------------------------------------------------------------------

Section                                                            Page

         Article XIII. Amendment and Termination

  13.1   Amendment                                                   51
  13.2   Termination                                                 51
  13.3   Merger, Sale                                                51
  13.4   Distribution Upon Termination                               52

         Article XIV. Extension of Plan to Affiliates

  14.1   Participation in the Plan                                   53
  14.2   Withdrawal from the Plan                                    53

         Article XV.  Top-Heavy Provisions                           55

         Article XVI. Miscellaneous Provisions

  16.1   Spendthrift Provisions                                      56
  16.2   Incompetency                                                56
  16.3   Unclaimed Funds                                             57
  16.4   Rights Against the Company                                  57
  16.5   Illegality of Particular Provision                          58
  16.6   Effect of Mistake                                           58
  16.7   Compliance with Federal and State Securities Laws           58
  16.8   No Discrimination                                           58
  16.9   Exclusive Benefit of Employees                              58
  16.10  Governing Law                                               60
  16.11  Change-in-Control                                           60

Article I. Nature of the Plan

1.1 Establishment and Amendment of the Plan

Effective January 1, 1989, The Northern Trust Company (the "Company") established the Northern Trust Employee Stock Ownership Plan (the "Plan"). The Plan is hereby amended and restated effective January 1, 1989, in order to incorporate the requirements of the Tax Reform Act of 1986 and subsequent legislation.

1.2 Purpose of the Plan

The purpose of the Plan is to enable Members and their Beneficiaries to share in the growth and prosperity of the Company and its Affiliates, to provide Members with an opportunity to accumulate capital for their future economic security, and to furnish additional security to Members who become permanently disabled. The primary purpose of the Plan is to enable Members to acquire ownership interests in Company Stock. Consequently, the Plan will be invested primarily in Company Stock.

1.3 Legal Qualification

The Plan is an employee stock ownership plan under section 4975(e)(7) of the Code and section 407(d)(6) of ERISA. It is a stock bonus plan qualified under section 401(a) of the Code.

Article II. Definitions

2.1 Definitions
The following capitalized terms shall have the meanings stated below wherever they appear in the text unless the context otherwise requires.

(a) "ACCOUNT" means one of several accounts maintained to record the interest of a Member in the Plan.

(b) "AFFILIATE" means any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as the Company, or an unincorporated trade or business which is under common control with the Company (within the meaning of Code Section 414(c)), any organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) of which the Company is also a member, and any other entity required to be aggregated under Code Section 414(o). For purposes of section 2.1(mm), this section 2.1(b) shall be as modified as provided in section 415(h) of the Code.

(c)  "ANNIVERSARY DATE" means January 31, 1989, and December 31 of each Plan
     Year.

(d) "ANNUAL ADDITIONS" means the total of: (1) Company or Participating Employer contributions allocated to a Participant's Accounts under this Plan and any Related Plan during any Limitation Year; (2) the amount of Employee contributions made by the Participant under any Related Plan; and
     (3) Forfeitures allocated to a Participant's Accounts under this Plan and any Related Plan.

(e) "BENEFICIARY" means the person or persons designated as such by the Participant on a form supplied by the Committee, provided that, a married Participant may designate a Beneficiary other than the Participant's Spouse only if the requirements of section 9.2(c) are met. Upon the death of a Participant, if there is no designated Beneficiary then living, or if the designation is for any reason ineffective, as determined by the Committee, the Participant's Beneficiary shall be the Participant's Spouse, or if none, as directed in the Participant's will admitted to probate, or if there is no will, to the Participant's estate to be distributed as provided by the laws of descent of the state of Illinois in effect at the time of the Participant's death.

(f)  "BOARD OF DIRECTORS" OR "BOARD" means the Board of Directors of the
     Company.

(g)  "BREAK IN SERVICE" means the event described in section 3.5.

(h)  "CODE" means the Internal Revenue Code of 1986, as amended.

(i) "COMMITTEE" means the Employee Benefits Administrative Committee of the Company, as constituted from time to time, which has the responsibility for administering the Plan and which shall be deemed to be the Plan Administrator and the Named Fiduciary for the purposes of ERISA.

(j) "COMPANY" means The Northern Trust Company, an Illinois state bank, and its successors and assigns.

(k) "COMPANY STOCK" means any qualifying employer security within the meaning of section 4975(e)(8) of the Code and 407(d)(1) of ERISA and regulations thereunder.

(l) "COMPANY STOCK ACCOUNT" means an account of a Member that is credited with the Member's allocable share of Company Stock purchased and paid for by the Trust or contributed to the Trust.

(m) "COMPENSATION" means the base salary paid by the Company to a Participant, including amounts which the Participant elects to have contributed to the Participant's before-tax deposit account under The Northern Trust Company Thrift-Incentive Plan and any amounts contributed by or on behalf of the Participant to a plan designed to comply with section 125 of the Code, plus any amounts paid as shift differential, but exclusive of severance pay or any other types of compensation. Notwithstanding the preceding provisions of this section, for purposes of sections 2.1(u) and 7.5 and Article XV, "Compensation" shall have the meaning set forth in section 7.5(h)(4). Notwithstanding any provision of this Plan to the contrary, a Participant's Compensation for any calendar year prior to January 1, 1994, shall not exceed $200,000 (or such other amount as established by the Secretary of the Treasury pursuant to section 401(a)(17) of the Code).

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, effective January 1, 1994, the Compensation of each Participant taken into account under the Plan shall not exceed the annual compensation limit under section 401(a)(17) of the Code. Effective January 1, 1994, the annual compensation limit under section 401(a)(17) is $150,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (the "determination period") beginning in that calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     In determining the Compensation of a Participant for purposes of this limitation, the rules of Code section 414(q)(6) shall apply, except that, in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of these rules, the adjusted dollar limitation of Code section 401(a)(17) applicable to family members is exceeded, then the dollar limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section 2.1(m) before applying the limitation.

(n)  "EFFECTIVE DATE" means January 1, 1989.

(o) "ELIGIBLE EMPLOYEE" means any Employee of the Company or a Participating Employer other than (1) an Employee employed by any office or branch of the Company located in a foreign country who, as to the United States, is a nonresident alien, and (2) an Employee who (A) as to the United States, is a foreign national, (B) is working for the Company or a Participating Employer at a location located in the United States, and (C) is covered by a retirement plan sponsored by a non-U.S. Affiliate in the country in which an Affiliate is located.

(p) "EMPLOYEE" shall mean an individual employed by the Company or an Affiliate. A person who is considered a "leased employee" (as defined below) of the Company or an Affiliate shall not be considered an Employee for purposes of the Plan. If such a person subsequently becomes an Employee, and thereafter participates in the Plan, that person shall receive Vesting Service for employment as a leased employee except to the extent that the requirements of Section 414(n)(5) of the Code were satisfied with respect to such Employee while he or she was a leased employee. For purposes of the Plan a leased employee is a person who is not employed by the Company or an Affiliate but who performs services for the Company or an Affiliate pursuant to an agreement between the Company or Affiliate and a leasing organization, other than a person described in Code section 414(n)(5), if such person performed the services for a year and the services are of a type historically performed by employees.

(q) "EMPLOYER CONTRIBUTIONS" means payments made to the Trust by the Company or a Participating Employer.

(r) "ENTRY DATE" shall mean each January 1, April 1, July 1, and October 1 of each Plan Year on and after the Effective Date of this Plan.

(s) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(t) "FORFEITURE" means the nonvested portion of a Participant's Accounts that becomes forfeited pursuant to section 9.4.

(u) "HIGHLY COMPENSATED PARTICIPANT" means a Participant who, during the current Plan Year or the preceding Plan Year (1) was at any time a 5-percent owner of the Company, (2) received Compensation from the Company in excess of $75,000 (or such adjusted amount provided under section 414(q)(1) of the Code), (3) received Compensation from the Company in excess of $50,000 (or such adjusted amount provided under section 414(q)(1) of the Code) and was in the top-paid group of Employees for such year, or (4) was at any time an officer of the Company and received Compensation from the Company in excess of 50 percent of the amount in effect under section 415(b)(1)(A) of the Code for such Plan Year. The provisions of section 414(q) of the Code shall apply in determining whether a Participant is a Highly Compensated Participant. Highly Compensated Participants shall be identified based upon only the current Plan Year to the extent permitted by
     Section 414(q) of the Code and regulations issued thereunder.

(v) "HOUR OF SERVICE" means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Company or an Affiliate.

(w) "INACTIVE PARTICIPANT" means a person who was a Participant who is transferred to and is in a position of employment either--

     (1)  as an Employee where he or she is not an Eligible Employee; or

     (2)  as an Employee of an Affiliate which has not adopted this Plan.

(x) "LIMITATION YEAR" means the 12-consecutive-month period to be used in determining the Plan's compliance with section 415 of the Code and the regulations thereunder. The Limitation Year shall be the calendar year unless the Company elects to use another 12-month period.

(y) "LOAN" means any loan to the Trustee made or guaranteed by a disqualified person (within the meaning of section 4975(e)(2) of the Code) including, but not limited to, a direct loan of cash, a purchase money transaction, an assumption of an obligation of the Trustee, an unsecured guarantee, or the use of assets of a disqualified person (within the meaning of section 4975(e)(2) of the Code) as collateral for a loan.

(z) "MEMBER" means either a Participant, Inactive Participant, or a former Participant.

(aa) "NORMAL RETIREMENT DATE" means (1) in the case of a Participant who attained age 65 before the Effective Date, the Participant's 65th birthday or (2) in the case of any other Participant, the later of (A) the date on which a Participant attains 65 years of age, or (B) the fifth anniversary of the date the Participant commenced participation in the Plan.

(bb) "ONE-YEAR BREAK IN SERVICE" means a period of time described in section
     3.6.

(cc) "OTHER INVESTMENTS ACCOUNT" means an Account of a Participant that is credited with the Participant's share of the net income or loss of the Trust and Employer Contributions and Forfeitures in other than Company Stock, and that is debited with payments made to pay for Company Stock.

(dd) "PARENTAL LEAVE" shall mean an absence from employment with the Company or an Affiliate because of (1) the Employee's pregnancy, (2) the birth of the Employee's child, (3) the placement of a child with the Employee in connection with the Employee's adoption of the child, or (4) caring for such child immediately following such birth or placement, provided that, the Employee furnishes to the Company or Affiliate such timely information that the Company or Affiliate may reasonably require to establish (A) that the absence from work is for one of the reasons specified and (B) the number of days for which there was such an absence.

(ee) "PARTICIPANT" means an Eligible Employee who meets the requirements of
     Section 3.1 and who is participating in the Plan.

(ff) "PARTICIPATING EMPLOYER" means any Affiliate which has adopted the Plan in accordance with Article XIV.

(gg) "PENSION PLAN" means The Northern Trust Company Pension Plan.

(hh) "PERMANENT DISABILITY" means any physical or mental injury, illness or incapacity which, in the sole judgment of the Committee based on the medical reports of a physician selected by the Committee and other evidence satisfactory to the Committee, currently and permanently prevents an Employee from satisfactorily performing the Employee's usual duties for the Company or an Affiliate or the duties of such other position or job which the Company or an Affiliate makes available to him or her and for which such Employee is qualified by reason of training, education or experience. To the extent that a disability case manager determines whether an Employee is permanently disabled under the Company's short or long-term disability plan, such determination shall be binding with respect to the question of whether the Employee has incurred a Permanent Disability hereunder.

(ii) "PLAN" means the Northern Trust Employee Stock Ownership Plan, as amended.

(jj) "PLAN YEAR" means the calendar year.

(kk) "QUALIFIED ELECTION PERIOD" means--

      (1) prior to the date that section 2.1(ll)(2) becomes operative, the period beginning with the Plan Year in which the Participant first has attained age 55 and is 100 percent vested under section 7.6 and ending with the earlier of (A) the fourth succeeding Plan Year thereafter; (B) the Plan Year preceding the Plan Year during which the Participant ceases being an Employee; or (C) the Plan Year preceding the Plan Year during which the Participant becomes a Qualified Participant under section 2.1(ll)(2), or

      (2) on and after January 1, 1999 or such earlier date that any Participant satisfies the requirements of section 401(a)(28)(B)(iii) of the Code, the six-Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant under section 2.1(ll)(1) or (2),

      provided that, the Qualified Election Period of a Participant who would have been a Qualified Participant in any year prior to 1989 shall begin January 1, 1989.

(ll) "QUALIFIED PARTICIPANT" means--

     (1) prior to the date that paragraph (2) below becomes operative, any Participant who is age 55 or older and is 100 percent vested under section 7.6; and

     (2) on and after January 1, 1999 or such earlier date that any Participant satisfies the requirements of section 401(a)(28)(B)(iii) of the Code, any Participant who has attained age 55 and has been a Participant in the Plan for at least ten years, or has otherwise satisfied such requirements.

(mm) "RELATED PLAN" means any other defined contribution plan (as defined in section 415(k) of the Code) maintained by the Company or an Affiliate.

(nn) "SEVERANCE ELIGIBLE PARTICIPANT" means, effective July 1, 1995, a Participant whose employment has terminated in a manner entitling such Participant to severance pay under any formal severance plan, program or arrangement maintained by The Northern Trust Company providing severance benefits to certain employees as a result of job elimination or termination of employment due to the acquisition or disposition of a business entity.

(oo) "SPOUSE" means the person to whom an Employee is married or, in the case of a deceased Employee, the person to whom an Employee was married on the date of such Employee's death.

(pp) "SUSPENSE ACCOUNT" means an account to which securities purchased with any Loans are allocated pending their release and allocation to Accounts as the Loan is repaid.

(qq) "TRUST" means all money, securities, and other property held under the Trust Agreement for purposes of the Plan.

(rr) "TRUST AGREEMENT" means the agreement between the Company and the Trustee (or any successor Trustee) establishing the Trust and specifying the duties of the Trustee.

(ss) "TRUST ASSETS" means the assets held in the Trust for the exclusive benefit of Participants, Beneficiaries, and Spouses.

(tt) "TRUSTEE" means The Northern Trust Company as Trustee of the Trust.

(uu) "VALUATION DATE" means each March 31, June 30, September 30, and December 31 of the Plan Year; provided, however, that, effective July 1, 1993, "Valuation Date" means the last business day of each calendar month.

(vv) "VESTED PORTION" means that percentage of a Participant's Account constituting the Participant's irrevocable right to such Account, as indicated in the following vesting schedule:

     =====================================
     PARTICIPANT'S YEARS
     OF VESTING SERVICE         VESTED
     WITH THE COMPANY           PERCENTAGE
     -------------------------------------
     Less than 2 years          0%
     2 years but less than 3    20%
     3 years but less than 4    40%
     4 years but less than 5    60%
     5 years but less than 6    80%
     6 or more years            100%

     UNVESTED PORTION means the remaining Account balance after subtracting the Vested Portion.

(ww) "VESTING SERVICE" means the period of employment credited under section
     3.4.

Article III. Participation and Service

3.1 Participation

Each Eligible Employee shall become a Participant on the Entry Date on or next following the later of the date the Eligible Employee completes one year of Vesting Service and the date the Eligible Employee attains age 21, provided that he or she is an Eligible Employee on such date.

3.2 Duration of Participation

An Eligible Employee who becomes a Participant shall continue to be a Participant or Inactive Participant until he or she incurs a Break in Service, and also shall continue to be a Member thereafter for as long as he or she is entitled to receive any benefits hereunder. After receiving all benefits to which he or she is entitled hereunder, he or she shall cease to be a Member unless and until he or she thereafter becomes eligible to again become a Participant.

3.3 Transferred or Rehired Employees

The following rules shall be applicable to Employees who (a) become Participants because of transfer to a status qualifying for coverage under the Plan, (b) become Inactive Participants, (c) transfer to a status not qualifying for coverage after meeting the requirements of section 3.1 but before becoming Participants, or (d) are rehired by the Company:

(a) An Employee who shall be transferred into employment where he or she becomes an Eligible Employee hereunder shall be credited with Vesting Service computed for all his or her employment with the Company and any Affiliate, before and after such transfer.

(b) Any Participant who shall be transferred into employment as an Employee where he or she becomes an Inactive Participant shall continue to receive credit for Vesting Service under this Plan during the period he or she is an Inactive Participant.

(c) Any Eligible Employee who shall meet the requirements of section 3.1 but shall be transferred into employment as an Employee but not as an Eligible Employee, before becoming a Participant, shall no longer be eligible to elect to have contributions made on his or her behalf hereunder. Any such Employee shall continue to accrue Vesting Service during the period computed for all of the Employee's employment with the Company and any Affiliate.

(d) An Employee who has a Break in Service and is subsequently reemployed by the Company or an Affiliate shall be considered a new Employee for purposes of section 3.1, unless he or she was credited with at least one year of Vesting Service prior to his or her Break in Service. In such case, the Employee shall become eligible to have contributions hereunder made on his or her behalf (i) before January 1, 1995, on the first day of the first Valuation Period in which such person is so reemployed, and (ii) from and after January 1, 1995, on the first day of the first payroll period following such reemployment.

     (1) By written notice to the Committee after his or her reemployment, an Employee who has not had five consecutive One-Year Breaks in Service may deposit with the Trustee an amount which shall be equal to the aggregate value of the distributions from his or her Account at the time of his or her previous Break in Service. All deposits must be made in cash and in a single lump sum. The deposits must be made within five years after the Employee is reemployed.

     (2) In the case of a reemployed Employee who does not have five consecutive One-Year Breaks in Service, the Company shall contribute to the Account of such Employee the amount, if any, forfeited at the time of the Employee's termination of service, if and only if the Employee makes the deposits permitted under paragraph (1) above or the Employee did not receive a distribution at or after the time of his or her previous termination of service. The Company's contribution shall be made concurrently with the Employee's repayment if applicable, otherwise upon the date of his or her reemployment.

          For each other reemployed Employee, his or her beginning balance in each of his or her Accounts shall be zero, and his or her previous Forfeiture, if any, shall not be restored.

3.4 Vesting

An Employee shall receive credit for Vesting Service for the period commencing with the Employee's date of hire with the Company or an Affiliate and ending on the date the Employee incurs a Break in Service. Vesting Service shall be calculated in accordance with reasonable and uniform standards and policies adopted by the Company from time to time, which standards and policies shall be consistently observed subject, however, to the following:

(a) Vesting Service shall be computed on the following basis: (i) prior to July 1, 1993, an Employee shall receive credit for each calendar quarter during which the Employee earned at least one (1) Hour of Service or otherwise would receive credit for Vesting Service pursuant to subsection (a) next above; and (ii) from and after July 1, 1993, an Employee shall receive credit for each calendar month during which the Employee earned at least one (1) Hour of Service or otherwise would receive credit for Vesting Service pursuant to subsection (b) below.

(b) An Employee shall earn Vesting Service for all periods of active employment with the Company or an Affiliate, and for the following periods that are not active employment but that precede a Break in Service:

     (i) an approved unpaid leave of absence from the Company or an Affiliate that is granted according to uniform and nondiscriminatory standards, but only if the Employee returns to work with the Company or an Affiliate upon the termination of such leave of absence;

     (ii) effective August 5, 1993, an absence from work with the Company or an Affiliate under the Family and Medical Leave Act of 1993, but only if the Employee returns to work with the Company or an Affiliate upon the termination of such period of absence;

     (iii) a period of up to one (1) year during which an Employee is on a Parental Leave;

     (iv) an absence from work with the Company or an Affiliate on account of military service with the armed forces of the United States, but only if the Employee reports for work within the period required under law pertaining to veteran's reemployment rights


(c) If an Employee incurs a Break in Service, but returns to employment with the Company or an Affiliate prior to incurring a One-Year Break in Service (as defined in Section 3.6), the period commencing on the date the Break in Service began and ending on the date such Employee is reemployed shall be counted as Vesting Service. Notwithstanding the preceding sentence, if the Break in Service occurs during a period of absence from active employment, the Employee shall not receive Vesting Service under the preceding sentence unless such Employee returns to employment before the first (1st) anniversary of the first day of such absence. If an Employee suffers a One-Year Break in Service and the Employee is thereafter reemployed by the Company or an Affiliate, such Employee's Vesting Service before such One-Year Break in Service shall be added to the Employee's Vesting Service after reemployment.

(d) A Participant's Vesting Service shall not include periods of service with an entity prior to the date it became an Affiliate, except as provided in Schedule A hereto.

(e) A Severance Eligible Participant shall receive credit for one (1) year of Vesting Service beyond that earned pursuant to the foregoing.

(f) All periods of Vesting Service shall be aggregated; provided, however, that a Participant shall not receive multiple credit for Vesting Service with respect to any single period.

3.5 Break in Service

(a)  A "Break in Service" shall occur on earliest of:

     (i)  the date the Employee quits, is discharged, retires, or dies; or

     (ii) the first anniversary of the date the Employee separates from service with the Company or an Affiliate for any reason other than the reasons set forth in paragraph (i) above, such as vacation, holiday, sickness, disability, leave of absence or layoff.

(b) The fact that an Employee separates from service with the Company or an Affiliate on account of military service with the armed forces of the United States shall not constitute a Break in Service unless the Employee fails to report to work within the period required under law pertaining to veteran's reemployment rights, in which case the Break in Service shall occur on the earlier of (i) the expiration of the period by which such Employee was required by law to report back to work or (ii) the first anniversary of the date the Employee separated from service.

(c) A Break in Service shall end on the date on which an Employee again performs an Hour of Service for the Company or an Affiliate.

(d) The fact that an Employee who is a Participant becomes an Inactive Participant shall not constitute a Break in Service, but the foregoing rules shall continue to apply to such an Employee during the period he or she is an Inactive Participant.

(e) Effective August 5, 1993, the fact that an Employee is absent from work under the Family and Medical Leave Act of 1993 shall not constitute a Break in Service if the Employee returns to work with the Company or an Affiliate after such period of absence.

3.6 One-Year Break in Service

(a) The term "One-Year Break in Service" means each 12-consecutive-month period beginning on the date an Employee incurs a Break in Service under Section
     3.5 and ending on each anniversary of such date, provided that such Employee does not perform an Hour of Service for the Company or any Affiliate during such period.

(b) Solely for purposes of determining whether a One-Year Break in Service has occurred, but not for purposes of determining Vesting Service or Credited Service, in the case of an Employee who is on Parental Leave, the Employee's Break In Service shall be deemed to occur on the second (2nd) anniversary of the first day of such absence, provided the Employee does not perform an Hour of Service for the Company or any Affiliate during such period of absence. The period of time between the first (1st) and second
     (2nd) anniversaries of a Parental Leave shall not be counted as a Break in Service, Vesting Service or Credited Service.

Article IV. Employer Contributions

4.1 Contributions

Subject to section 4.2, for each Plan Year, Employer Contributions under the Plan may be paid to the Trust in such amounts or under such a formula and at such times as the Board may determine. Notwithstanding any provision in the Plan or any law to the contrary, the Company shall also make Employer Contributions to the extent necessary to satisfy the provisions of Section 4.5.

Employer Contributions for a Plan Year may be paid during the Plan Year and must be paid no later than the due date for filing the Company's federal income tax return for that year, including any extensions of the due date. Employer Contributions for any Plan Year shall not be paid to the Trust in amounts that would exceed the limitations of section 404 of the Code. Notwithstanding the provisions of this section, no Employer Contributions in any Limitation Year shall be in an amount that would cause (a) the Annual Additions to the Accounts of any Participant to exceed the Maximum Permissible Amount (as defined in section 7.5) for such Participant for that Year or (b) the sum of the defined benefit plan fraction (as defined in section 7.5) and the defined contribution plan fraction (as defined in section 7.5) to exceed one for such Participant for such Limitation Year.

4.2 Medium of Payment

Employer Contributions may be paid to the Trust in cash or in shares of Company Stock, as determined by the Board. Employer Contributions, however, shall be paid in cash in such amounts (subject to the limitations described in section 7.5), and at such times as needed to provide the Trust with funds sufficient to pay in full when due any principal and interest payments required by a Loan incurred, pursuant to Committee direction, by the Trustee to finance acquisitions of Company Stock, except to the extent such principal and interest payments have been satisfied by the Trustee from cash dividends paid to it with respect to Company Stock.

4.3 Allocation of Employer Contributions

All Employer Contributions for a Plan Year shall be allocated to Participants' Accounts as provided in Article VII.

4.4 No Participant Contributions

No Participant shall be required or permitted to make contributions to the Plan or Trust.

4.5 Uniformed Services Employment and Reemployment Rights Act

Effective December 12, 1994, the Plan shall be administered consistent with the provisions of Uniformed Services Employment and Reemployment Rights Act of 1994, P.L. 103-353 ("USERRA"). As such, the Company and any Participating Employer shall make special Employer Contributions as necessary to comply with USERRA and other applicable laws.

Article V. Investment of Trust Assets

5.1 Investments

Trust Assets under the Plan will be invested primarily in Company Stock. Employer Contributions and other Trust assets may be used to acquire shares of Company Stock from the stockholders (including former Participants) or issuer thereof. The Trustee also may hold Trust assets in cash or invest them in savings accounts, certificates of deposit, high grade short-term securities, any kind of investment fund (open-end or otherwise), a common trust fund for the investment of qualified employee benefit trusts, including any such fund maintained by the Trustee, or in other investments desirable for the Trust.

5.2 Valuation of Company Stock

All purchases of Company Stock will be made at a price, or at prices, that do not exceed the fair market value of such Company Stock. Except as otherwise determined by the Trustee in accordance with ERISA, the fair market value of Company Stock as of a given date shall be the closing price as of such date on the NASDAQ Stock Market; provided, however, that before January 1, 1995, the fair market value as of a given date shall be the median of the high and low sale prices of Company Stock on the preceding trading day. If Company Stock is not readily tradable on an established securities market, the determination of the fair market value of Company Stock for all purposes of the Plan shall in all cases be made by an independent appraiser appointed by the Committee. Any independent appraiser appointed pursuant to this section shall meet the requirements of section 401(a)(28)(C) of the Code.

5.3 Crediting of Stock

Company Stock purchased with the proceeds of a Loan shall be held in the Suspense Account pending release and allocation to the Accounts of Participants as the Loan is paid pursuant to Section 7.4. Company Stock purchased with amounts allocated to Participants' Other Investment Accounts shall immediately upon purchase be credited pro rata to the corresponding Company Stock Accounts. Company Stock contributed to the Plan pursuant to Article IV shall be allocated to the Company Stock Accounts of Participants pursuant to section 7.4.

5.4 Sales and Resales of Company Stock

The Committee may direct the Trustee to sell or resell shares of Company Stock to any person. All such sales to any disqualified person must be made at no less than the fair market value and no commission may be charged. Such sales shall comply with section 408(e) of ERISA. All sales of Company Stock (except
Company Stock held in a Suspense Account) by the Trustee will be charged pro rata to the Company Stock Accounts of Participants. Sales of Company Stock pursuant to this section 5.4 may only be made to the extent not inconsistent with section 1.3 of the Plan.

Article VI. Exempt Loans

6.1 Requirements

(a) The Committee may direct the Trustee to obtain Loans. Any such Loan will meet all requirements necessary to constitute an exempt loan within the meaning of section 4975(d)(3) of the Code and Treasury regulations section 54.4975-7(b)(1)(iii) and shall be used primarily for the benefit of Participants, Beneficiaries, and Spouses. The proceeds of any such Loan shall be used, within a reasonable time after the Loan is obtained, only to purchase Company Stock, repay the Loan, or repay any prior Loan. Any such Loan shall provide for no more than a reasonable rate of interest (as determined under Treasury regulations section 54.4975-7(b)(7)) and must be without recourse against the Plan. The number of years to maturity under the Loan must be definitely ascertainable at all times. The only assets of the Plan that may be given as collateral on a Loan are shares of Company Stock acquired with the proceeds of the Loan and shares of Company Stock that were used as collateral on a prior Loan repaid with the proceeds of the current Loan. No person entitled to payment under a Loan shall have recourse against Trust Assets other than such collateral, Employer Contributions (other than contributions of Company Stock) that are available under the Plan to meet obligations under the Loan, and earnings attributable to such collateral and the investment of such Employer Contributions.

(b) All Employer Contributions paid during the Plan Year in which a Loan is made (whether before or after the date the proceeds of the Loan are received), all Employer Contributions paid thereafter until the Loan has been repaid in full, and all earnings from investment of such Employer Contributions, shall be used to meet obligations under the Loan as such obligations accrue, or before such obligations accrue, unless otherwise designated by the Committee at the time any such Employer Contribution is made.

(c) Any Company Stock acquired with the proceeds of a Loan shall be placed in a Suspense Account. The Company Stock in the Suspense Account must be released from the Suspense Account upon the payment of any portion of the Loan. The number of shares to be released from the Suspense Account for each Plan Year during the duration of the Loan shall equal the number of encumbered securities held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the sum of principal and interest paid in such Plan Year. The denominator of the fraction is the sum of the numerator and the principal and interest to be paid for all future years. Such years will be determined without taking into account any possible extension of renewal periods.

(d) If the collateral in the Suspense Account includes more than one class of Company Stock, the number of shares of each class to be released from the Suspense Account for a Plan Year must be determined by applying the same fraction to each class. If interest on any Loan is variable, the interest to be paid in future years under the Loan shall be computed by using the interest rate applicable as of the end of the current Plan Year.

6.2 Payments on Loans

Payments of principal and interest on any Loan during a Plan Year shall be made by the Trustee (as directed by the Committee) only from (a) Employer Contributions to the Trust made to meet the Plan's obligation under a Loan and from any earnings (including dividends) attributable to such Contributions or to Company Stock held as collateral for a Loan (received either during or prior to the Plan Year), less payment from such contributions and earnings in prior Years; (b) the proceeds of a subsequent Loan made to repay a prior Loan; and (c) the proceeds of the sale of any Company Stock held as collateral for a Loan. Such Contributions and earnings must be accounted for separately by the Plan until the Loan is repaid.

6.3 Crediting of Released Stock

Company Stock released by reason of the payment of principal or interest on a Loan from Employer Contributions shall, on the Anniversary Date, be allocated to Participants as set forth in section 7.4.

6.4 Payments of Principal and Interest

(a) The Company shall contribute to the Trust sufficient amounts to enable the Trust to pay principal and interest on any Loans as they are due. If the limitations of section 7.5 would result in Employer Contributions in an amount insufficient to enable the Trust to pay principal and interest on such Loan as it is due, then the Company may--

     (1) make a Loan to the Trust (as described in Treasury regulation section 54.4975-7(b)(4)(iii)), in sufficient amounts to meet such principal and interest payments. A new Loan must also meet all requirements of an exempt loan within the meaning of Treasury regulation section 54.4975-7(b)(1)(iii) and shall be subordinated to the prior Loan. Company Stock released from the pledge of the prior Loan shall be pledged as collateral to secure the new Loan. Such Company Stock will be released from this new pledge and allocated to the Accounts of the Participants in accordance with applicable provisions of the Plan;

     (2) purchase any Company Stock pledged as collateral in an amount necessary to provide the Trustee with sufficient funds to meet the principal and interest repayments. Any such sale by the Plan shall meet the requirements of section 408(e) of ERISA; or

     (3)  any combination of paragraphs (1) and (2).

(b) Neither the Company nor any Affiliate, pursuant to this section, shall do, fail to do, or cause to be done any act that would result in a disqualification of the Plan as an employee stock ownership plan under the Code or ERISA.

6.5 Puts, Calls, and Other Options

Except as provided in Article X and notwithstanding any amendment to or termination of the Plan that causes it to cease to qualify as an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code, no shares of Company Stock acquired with the proceeds of a Loan obtained by the Trust to purchase Company Stock may be subject to a put, call, or other option, or buy-sell or similar arrangement while such shares are held by and when distributed from the Plan.

Article VII. Allocations to Participants' Accounts

7.1 Participants Entitled to Allocations

As of each Anniversary Date, a Participant is entitled to the allocations provided in this Article VII. A Participant must be an active Eligible Employee on the Anniversary Date in order to share in the allocations relating to that Anniversary Date; provided that, each Participant who is on an authorized leave of absence or whose employment terminates by reason of early or normal retirement under the terms of the Pension Plan, or by reason of Permanent Disability or death, or whose employment terminated in circumstances under which he or she is a Severance Eligible Participant, will share in allocations of Employer Contributions which have not been used to make payments on a Loan, Company Stock released from the Suspense Account according to section 6.1(c), and Forfeitures, for any Anniversary Date other than January 31, 1989 occurring with respect to the Plan Year in which the leave of absence begins or employment terminates.

7.2 Allocations to Company Stock Accounts

A separate Company Stock Account will be established for each Participant. The Company Stock Account will be credited with (a) the Participant's allocable share (determined under section 7.4) of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust,
(b) Forfeitures of Company Stock, and (c) any stock dividends on Company Stock allocated to the Participant's Company Stock Accounts as of the record date therefor. Company Stock acquired by the Trust with the proceeds of a Loan obtained pursuant to Article VI shall be allocated to the Company Stock Accounts of Participants according to the method set forth in section 7.4 at the time the Company Stock is released from Suspense Accounts as provided in section 6.1(c).

7.3 Allocations to Other Investment Accounts

A separate Other Investment Account will be established for each Participant. The Other Investments Account will be credited or debited with (a) the Participant's allocable share (as determined under section 7.7) of the net income or loss of the Trust, (b) Employer Contributions that have not been used to make principal and interest payments on a Loan or to purchase Company Stock, and (c) Forfeitures in other than Company Stock. Each Other Investment Account will be debited for its share of any cash payments for the acquisition of Company Stock for the benefit of Company Stock Accounts.

7.4 Allocations of Employer Contributions, Company Stock Acquired With a Loan and Forfeitures

Subject to subsection (d) of this section and to section 7.5, Employer Contributions which have not been used to make payments on a Loan, Company Stock released from the Suspense Account according to section 6.1(c), and Forfeitures incurred since the prior Anniversary Date shall be allocated among Participants entitled to allocations under section 7.1 as follows:

(a) For the Anniversary Date on January 31, 1989, with respect to Employer Contributions which have been made pursuant to a loan described in section 133(b)(1)(B) of the Code (as in effect on such date), in the proportion that each such Participant's Compensation for January 1989 bears to the total of such Compensation of all such Participants (considering in both cases, with respect to each Participant, only Compensation not in excess of $16,666.66);

(b) For the Anniversary Date on December 31, 1989, with respect to Employer Contributions which have not been made to make payments on a Loan, Company Stock released from the Suspense Account according to section 6.1(c), and Forfeitures incurred on or before December 31, 1989, in accordance with the following procedure:

     (1) the number of shares released from the Suspense Account for the Plan Year shall be added to the number of shares allocated on the January 31, 1989 Anniversary Date; and

     (2) to preliminarily determine the number of shares to be allocated to each Participant entitled to share in allocations under section 3.4, the number determined under paragraph (1) above shall be multiplied by a fraction, the numerator of which is the Participant's Compensation for the 1989 Plan Year, and the denominator of which is the aggregate Compensation for the 1989 Plan Year of all Participants entitled to share in the allocation.

     The product so determined for each such Participant shall be decreased by the number of shares of Company Stock allocated to the Participant on the January 31, 1989 Anniversary Date; provided that, for any Participant with respect to whom the product of subsection (b)(2) is less than the number of shares allocated on the January 31, 1989 Anniversary Date, no shares allocated on such Anniversary Date shall be subtracted from the

     Participant's Account. To accomplish the foregoing, (A) the Participants described in the foregoing proviso (the "Deficit Participants") will receive no allocation for the December 31, 1989 Anniversary Date and (B) for all other Participants entitled to share in such allocation, the preliminary determination described in subsection (b)(2) shall be adjusted by subtracting from the shares otherwise allocable to them a number of shares equal to the shares that would have been subtracted from the Accounts of the Deficit Participants if the foregoing proviso had not applied. Such adjustment shall be accomplished pro rata based on the relative Compensation of affected Participants as described in subsection
     (b)(2), except that, if such adjustment would result in the subtraction of shares allocated to any Participant on the January 31, 1989 Anniversary Date, then to the extent such subtraction would occur, the adjustment will not be made to such Participant's allocation and any additional adjustment shall be made pro rata (on the same basis) among the other affected Participants; and

(c) For each Anniversary Date after December 31, 1989, with respect to Employer Contributions which have not been made to make payments on a Loan, Company Stock released from the Suspense Account according to section 6.1(c), and Forfeitures incurred since the prior Anniversary Date, in the proportion that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants; provided, however, that a special allocation may be made pursuant to section 4.5.

(d) Effective December 12, 1994, the Company and any Participating Employer shall make special allocations as necessary to comply with USERRA and other applicable laws.

(e) Notwithstanding subsections (b) and (c), if for any Limitation Year more than one-third of the Employer Contributions that are deductible as principal or interest payments on a Loan pursuant to the provisions of section 404(a)(9) of the Code would, but for the provisions of this subsection (e), be allocated to Highly Compensated Participants, then such Employer Contributions otherwise allocable to such Participants shall be reduced. The reduction shall be made among all Highly Compensated Participants in the same proportion as the amounts of such Contributions otherwise allocable to them and shall be made only to the minimum extent necessary so that no further reduction would be required to satisfy the conditions of section 415(c)(6) of the Code.

The allocations made pursuant to subsections (b), (c), and (d) shall be consistent with the provisions of sections 9.1, 9.2, 9.3, and 9.4. Notwithstanding the preceding provisions of this section, and subject to section 7.4(d), no allocation shall be made to the Accounts of any Participant in any Limitation Year that would cause (A) the Annual Additions of the Participant to exceed the Maximum Permissible Amount (as defined under section 7.5) for that year (except as permitted in section 7.5) or (B) the sum of the defined benefit plan fraction (as defined in section 7.5) and the defined contribution plan fraction (as defined in section 7.5) to exceed one for that Participant for that Limitation Year.

7.5 Maximum Allocation

(a) Notwithstanding anything to the contrary contained elsewhere in the Plan, but subject to section 7.4(d), for each Limitation Year, the allocations to the Accounts of any Participant shall be limited so that the Participant's Annual Additions for such Year do not exceed the Maximum Permissible Amount (as defined in subsection (h)(3) below).

(b) If the foregoing limitation on allocations would be exceeded in any Limitation Year for any Participant as a result of the allocation of Forfeitures, reasonable error in estimating a Participant's Compensation, or under such other limited facts and circumstances as the Commissioner of Internal Revenue, pursuant to Treasury regulation section 1.415-6(b)(6), finds justify the availability of this subsection (b), the excess amount shall be placed, unallocated to any Participant, in a Limitation Account. If a Limitation Account is in existence at any time during a particular Limitation Year, other than the Limitation Year described in the preceding sentence, all amounts in the Limitation Account must be allocated to Participants' Accounts (subject to the limits of this section 7.5) before any contributions that would constitute Annual Additions may be made to the Plan for that Limitation Year. The excess amounts allocated pursuant to this subsection (c) shall be used to reduce Employer Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the Participants in the Plan. Excess amounts held in a Limitation Account pursuant to this section 7.5 may not be distributed to Participants or former Participants. The Limitation Account will not share in the valuation of Participants' Accounts and the allocation of earnings set forth in section 7.7 of the Plan, and the change in fair market value and allocation of earnings attributable to the Limitation Account shall be allocated to the remaining accounts hereunder as set forth in this section 7.5.

(c) Upon termination of the Plan, any amounts in a Limitation Account at the time of such termination shall revert to the Company or Participating Employer that employs the Employees to whom such amounts are attributable.

(d) If any Participant under the Plan is also a Participant in a defined benefit plan (as defined in section 415(k) of the Code) maintained by the Company or an Affiliate, the sum of the defined benefit plan fraction (as defined below) and the defined contribution plan fraction (as defined below) for any Limitation Year with respect to such Participant shall not exceed one. If a Participant is otherwise entitled to receive an allocation under this Plan and accrue a benefit under a defined benefit plan maintained by the Company or an Affiliate, and the combination thereof would cause the limitations of this section to be exceeded, the allocation under this Plan will only be reduced if the accrual under such defined benefit plan is not decreased as necessary to cause such limitations not to be exceeded.

(e) If a Participant is entitled to receive an allocation under this Plan and any Related Plan and, in the absence of the limitations contained in this section, the Company would contribute or allocate to the Accounts of that Participant an amount for a Limitation Year that would cause the Annual Additions to the Accounts of the Participant to exceed the annual Maximum Permissible Amount for such Year, then the contributions and allocations made with respect to the Participant under this Plan will only be reduced if the contributions or allocations to the Participant's accounts under the Related Plan are not decreased to the extent necessary so that the Participant's Annual Additions do not exceed the Maximum Permissible Amount.

(f) Any reduction in the contributions and allocations under this Plan made with respect to a Participant's Accounts required pursuant to this section and section 415 of the Code shall be effected, to the minimum extent necessary, by reducing the Employer Contributions that would have been made by the Company for the applicable Plan Year with respect to such Participant.

(g) The provisions of this section shall be interpreted by the Committee, in the administration of the Plan, to reduce contributions and allocations (as required by this section) only to the minimum extent necessary to reflect the requirements of section 415 of the Code, as amended and in force from time to time, and Treasury regulations promulgated pursuant to that section, which are incorporated by reference herein.

(h)  For purposes of this section 7.5--

     (1) The "defined benefit plan fraction" for any Limitation Year for a Participant means a fraction, the numerator of which is the projected annual benefit of the Participant under all defined benefit plans maintained by the Company or an Affiliate, determined as of the close of the Limitation Year, and the denominator of which is the lesser of
          (A) the product of 1.25, and the dollar limitation in effect under section 415(b)(1)(A) of the Code for such year or (B) the product of
          1.4 and the amount which may be taken into account under section 415(b)(1)(B) of the Code with respect to such Participant for such Year.

     (2) The "defined contribution plan fraction" for any Limitation Year for any Participant means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under the Plan and to the Participant's accounts under all defined contribution plans maintained by the Company or an Affiliate as of the close of the Limitation Year, and the denominator of which is the sum of the lesser of the following amounts determined for such Year and for each prior year of Vesting Service with the Company or an Affiliate (A) the product of 1.25 and the dollar limitation in effect under section 415(c)(1)(A) of the Code for such Year (determined without regard to section 415(c)(6) of the Code) and (B) the product of 1.4 and the amount which may be taken into account under section 415(c)(1)(B) of the Code with respect to such Participant for such Year.

     (3)  "Maximum Permissible Amount" shall mean:

         (A)  the lesser of--

              (i) $30,000 (or, if greater, one-fourth of the dollar limitation in effect pursuant to section 415(b)(1)(A) of the Code); or

              (ii) 25 percent of a Participant's Compensation (as defined in paragraph (4) hereof).

          (B) Notwithstanding the provisions of paragraph (A), if no more than one-third of the Employer Contributions for the Limitation Year ending December 31, 1989 are allocated to Highly Compensated Participants, then the Maximum Permissible Amount for that Limitation Year shall mean the lesser of--

              (i)  25 percent of a Participant's Compensation; or

              (ii) the sum of (a) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under section 415(b)(1)(A) of the
                   Code) and (b) the lesser of the amount determined under clause (a) above or the amount of employer securities (as defined in sections 4975(e)(8) and 409(1) of the Code) contributed to the Plan or purchased with cash contributions to the Plan.

          (C) If no more than one-third of the Employer Contributions for a Limitation Year that are deductible as principal or interest payments on a Loan pursuant to the provisions of section 404(a)(9) of the Code are allocated to Highly Compensated Participants, then the limitations imposed by paragraph (A) or (B), whichever is applicable, shall not apply to--

              (i) Forfeitures of Company Stock if the Company Stock was acquired with the proceeds of a Loan; or

              (ii) Employer Contributions that are deductible as interest payments on a Loan under section 404(a)(9)(B) of the Code and charged against a Participant's Account.

     (4) For purposes of this section and sections 2.1(u) and Article XV, "Compensation" shall mean wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Company or an Affiliate (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, tips, and bonuses); shall include all compensation actually paid or made available to a Participant for an entire Limitation Year; and shall not include any other items or amounts paid to or for the benefit of a Participant.

          (i) To the extent permitted, the limitations set forth in this section
              7.5 shall be adjusted in connection with contributions made pursuant to section 7.4(d).

7.6 Vesting

(a) Each Participant shall have a vested interest in the adjusted balance of his or her Company Stock and Other Investments Accounts in accordance with the vesting schedule set forth in 2.1(vv).

(b) On reaching the Normal Retirement Date, a Participant shall be 100 percent vested in the adjusted balance of his or her Company Stock and Other Investments Accounts if such Participant is an Employee on his or her Normal Retirement Date.

(c) In the event a Participant dies or incurs a Permanent Disability within the meaning of section 9.3, the Participant shall be 100 percent vested in the adjusted balance of the Company Stock and Other Investments Accounts as of the date of the Participant's death or Permanent Disability if such Participant is an Employee on the date he or she dies or becomes disabled.

(d) In the event the Plan is terminated or upon the complete discontinuance of Employer Contributions to the Plan, each Participant shall be 100 percent vested in the adjusted balance of his or her Company Stock and Other Investments Accounts.

7.7 Net Income or Loss of the Trust

(a) DIVIDENDS ON COMPANY STOCK. Any stock dividends received in respect of Company Stock allocated to a Participant's Company Stock Account as of the record date therefor shall be credited to the Participant's Company Stock Account on the Valuation Date coincident with or succeeding the Trustee's receipt of such dividends. Any stock dividends received in respect of Company Stock held in the Suspense Account as of the record date shall be allocated to such Account and released pursuant to Section 6.1(c). Any cash dividends received on Company Stock held in the Suspense Account pursuant to section 6.1(c), or any cash or stock dividends received on Company Stock that has been forfeited pursuant to section 9.4(b) but not yet reallocated pursuant to section 7.4(c), as of the record date, may be used to meet obligations under the Loan, the proceeds of which were used to acquire such Company Stock. Any dividends described in the preceding sentence shall, to the extent such amounts are not used to pay principal or interest on a Loan, be considered net income for the Trust for the Plan Year.

(b) OTHER INCOME OR LOSS. The net income or loss of the Trust shall be determined as of each Valuation Date. Each Participant's share of the net income or loss will be allocated to the Participant's Other Investments Accounts in the ratio that the balance of all his or her Accounts on the last Valuation Date, based on the fair market value thereof (reduced by the amount of any distribution from such Accounts, including a distribution or transfer pursuant to section 7.9, other than a distribution made in the calendar quarter that the Participant ceases being an Employee), bears to the sum of such balances for all Participants as of that date. The net income or loss of the Trust includes the increase or decrease in the fair market value of Trust Assets (other than Company Stock), interest income, dividends, and other income or loss attributable to Trust Assets (other than Company Stock, except as provided in subsection (a) above) since the last Valuation Date. Net income or loss shall not include Employer Contributions or Forfeitures. Any proceeds of sales of unallocated Company Stock shall, to the extent such amounts are not used to pay principal or interest on a Loan, be considered net income for the Trust. Net income or loss attributable to any Limitation Account established under section 7.5 shall be allocated to the Other Investments Accounts of Participants in accordance with the ratio described in the second sentence of this subsection (b), and the Limitation Account shall not share in the allocation of net income or loss of the Trust under this section.

7.8 Accounting for Allocations

The Committee shall adopt accounting procedures for the purpose of making the allocations, valuations, and adjustments to Participants' Accounts provided for in this section. Except as provided in Treasury regulation section 54.4975-11, Company Stock acquired by the Plan shall be accounted for as provided under Treasury regulation section 1.402(a)-l(b)(2)(ii); allocations of Company Stock shall be made separately for each class of stock; and the Committee shall maintain adequate records of the cost basis of all shares of Company Stock allocated to each Participant's Company Stock Accounts. From time to time, the Committee may modify the accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this section. Annual valuations of Trust Assets shall be made at fair market value.

7.9 Diversification of Investments

(a) Prior to the date that section 2.1(ll)(2) becomes operative, a Participant who is a Qualified Participant pursuant to section 2.1(ll)(1) may elect, on or before the March 15 next succeeding the end of each Plan Year in the Qualified Election Period described in section 2.1(kk)(1) to have the Trustee dispose of a specified whole number of shares of Company Stock not in excess of the Participant's "Applicable Amount" and transfer the proceeds thereof to the Northern Trust Company Thrift Incentive Plan. Participant elections shall be in such written, electronic, or other form as the Committee shall determine. A Qualified Participant's Applicable Amount for a Plan Year in the Qualified Election Period shall equal 25 percent of (1) the total number of shares of Company Stock ever acquired by or contributed to the Plan and allocated to the Participant's Accounts in the Plan as of the end of such Plan Year less (2) the number of shares to which a prior election under this subsection applied; provided that, if with respect to a Qualified Participant, such difference is not a whole number of shares of Company Stock, it shall be rounded to the nearest whole number of shares. In the case of the last year of a Qualified Election Period, the preceding sentence shall be applied by substituting "50 percent" for "25 percent."

(b) On and after the date that section 2.1(ll)(2) becomes operative, a Participant who is a Qualified Participant pursuant to section 2.1(ll)(2) may elect, within 90 days after the close of each Plan Year in the Qualified Election Period described in section 2.1(kk)(2) to receive a distribution of the Applicable Amount (calculated in the manner described in subsection (a) but considering only elections, if any, made during such Qualified Election Period). Participant elections shall be in such written, electronic, or other form as the Committee shall determine. The Committee shall direct the Trustee to distribute the portion of the Participant's Accounts that is covered by the election described in this subsection (b) within 90 days after the last day of the period during which the election can be made. Such a distribution shall not be subject to the requirements of section 10.2 of the Plan.

(c) The provisions of this section shall apply notwithstanding any other provisions of the Plan.

(d) If the Committee receives a Qualified Participant's election pursuant to subsection (a) or (b), it shall direct the Trustee (1) to sell the required number of shares of Company Stock (and, if the Committee desires, the manner in which such sale should be accomplished) as of the March 31 next succeeding the end of the Plan Year with respect to which the election is made and (2) to transfer to the Northern Trust Company Thrift Incentive Plan or distribute to the Qualified Participant, as the case may be, an amount of cash equal to the proceeds of the sale of the subject shares. Any such transfer shall be made as of the next succeeding April 1, and any such distribution shall be made within 90 days after the last day of the period during which the election can be made. Notwithstanding any provision of the Plan to the contrary, if the Trustee is unable to sell the required shares as aforesaid in a timely manner, the Company shall buy such shares. If such shares are sold to the Company or an Affiliate, the price paid therefor shall be the greater of the fair market value of such shares as of March 31 or the fair market value of such shares on the date the sale actually occurs; provided that, any amount the Plan receives in excess of the fair market value as of March 31 shall be considered earnings of the Plan and shall be allocated as provided in section 7.7(b).

(e) Notwithstanding the foregoing, a Qualified Participant shall not be entitled to make an election hereunder for a Plan Year within a Qualified Election Period if the fair market value of the total number of shares of Company Stock ever acquired by or contributed to the Plan and allocated to the Participant's Accounts in the Plan as of the last day of such Plan Year is less than $500.

Article VIII. Voting and Tender of Company Stock

8.1 Procedures for Voting

Each Member (or, in the event of the Member's death, the Member's Beneficiary) shall have the right to direct the Trustee as to the manner in which whole and partial shares of Company Stock allocated to the Member's Account as of the record date are to be voted on each matter brought before an annual or special stockholders' meeting. Before each such meeting of stockholders, the Trustee shall furnish to each Member (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting directions on how such shares of Company Stock allocated to such Member's Account shall be voted on each such matter. Upon timely receipt of such directions, the Trustee shall on each such matter vote as directed the number of shares (including fractional shares) of Company Stock allocated to such Member's Account, and the Trustee shall have no discretion in such matter. The directions received by the Trustee from Members shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliate. The Trustee shall vote allocated shares for which it has not received direction and unallocated shares of Company Stock in the same proportion as directed shares are voted, and shall have no discretion in such matter except as otherwise provided in accordance with ERISA.

8.2 Tender Offer

If a tender or exchange offer is commenced for Company Stock--

(a) The Trustee shall distribute in a timely manner to each Member (or Beneficiary) such information as is distributed to holders of the Company Stock in connection with the tender or exchange offer.

(b) All Company Stock held by the Trustee in Accounts shall be tendered or not tendered by the Trustee in accordance with directions it receives from Members (or Beneficiaries). Each Member (or Beneficiary) shall be entitled to direct the Trustee with respect to the tender of such Company Stock allocated to the Member's Account. The instructions received by the Trustee from Members (or Beneficiaries) shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliate.

(c) The Trustee shall not tender Company Stock allocated to Accounts with respect to which directions by Members (or Beneficiaries) are not received or Company Stock held by the Trustee that is not allocated to Accounts except as otherwise provided in accordance with ERISA.

Article IX. Benefits

9.1 Payments on Retirement

A Member who attains his or her Normal Retirement Date and continues to be an Employee shall continue to share in the allocation of Employer Contributions and Forfeitures under the Plan. Upon the retirement of a Member on or after his or her Normal Retirement Date, the Committee shall notify the Trustee in writing of the Member's retirement and shall direct the Trustee to make payment of the adjusted balance of the Member's Accounts as of the Valuation Date coinciding with or immediately preceding the date a distribution is made to the Member, unless the Member agrees to a later date in a method provided in the Plan. Notwithstanding the foregoing, if any such Member retires after December 31, 1989 and receives a distribution of the Member's Accounts before the Anniversary Date next following his or her retirement, he or she shall be entitled to share in the allocation of Employer Contributions which have not been used to make payments on a Loan, Company Stock released from the Suspense Account according to section 6.1(c), and Forfeitures, occurring on such Anniversary Date.

9.2 Payments on Death

(a) Upon the death of a Member, the Committee shall promptly notify the Trustee in writing of the Member's death and the name of the Member's Beneficiary (or Spouse if subsection (c) is applicable) and shall direct the Trustee to make payment of the adjusted balances of the Member's Accounts (or the Vested Portion thereof if section 7.6(c) is not applicable) as of the Valuation Date coinciding with or immediately preceding the date a distribution is made to the Member's Beneficiary, in a method provided in the Plan. Notwithstanding the foregoing, if such Member dies after December 31, 1989 and the distribution of the Accounts of such Member is made before the Anniversary Date next following his or her death, his or her Beneficiary or Spouse, as the case may be, shall be entitled to share in the allocation of Employer Contributions which have not been used to make payments on a Loan, Company Stock released from the Suspense Account according to section 6.1(c), and Forfeitures, occurring on such Anniversary Date.

(b) Each unmarried Member and each married Member whose surviving Spouse has consented to an alternate Beneficiary or an alternate method of payment as provided in subsection (c) shall have the right to designate, by giving a written designation to the Committee, a person or entity as Beneficiary to receive the death benefit provided under this section.

     Successive designations may be made, and the last designation received by the Committee prior to the death of the Member shall be effective and shall revoke all prior designations. If a designated Beneficiary shall die before the Member, his or her interest shall terminate, and, unless otherwise provided in the Member's designation, if the designation included more than one Beneficiary, such interest shall be paid in equal shares to those Beneficiaries, if any, who survive the Member. A Member to whom this subsection applies shall have the right to designate different Beneficiaries to receive the adjusted balance in the Member's various Accounts under the Plan.

(c) The Beneficiary of each Member who is married shall be the surviving Spouse of such Member and the death benefits of any Member who is married shall be paid in full to his or her surviving Spouse in a single payment. Notwithstanding the preceding sentence, the death benefits provided pursuant to subsection (a) shall be distributed to any other Beneficiary designated by a married Member as provided in subsection (b) of this section if the Member's surviving Spouse consented to such designation, prior to the date of the Member's death, in writing. Such a consent must acknowledge the effect of the election and designation and the identity of any nonsurviving Spouse Beneficiary, including any class of Beneficiaries or contingent Beneficiaries, and must be witnessed by a representative of the Plan or a notary public. Consent of a Member's surviving Spouse shall not be required if the Member establishes to the satisfaction of the Committee that consent may not be obtained because there is no surviving Spouse or the surviving Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. The Member may not subsequently change the designation of the Beneficiary unless his or her surviving Spouse consents to the new designation in accordance with the requirements set forth in the preceding sentence, or unless the surviving Spouse's consent permits the Member to change the designation of his or her Beneficiary without the Spouse's further consent. A surviving Spouse's consent shall be irrevocable. Any consent by a surviving Spouse, or establishment that the consent of the surviving Spouse may not be obtained, shall be effective only with respect to that surviving Spouse.

9.3 Payments on Permanent Disability

Upon the termination of a Member's employment with the Company by reason of a Permanent Disability, the Committee shall notify the Trustee in writing of the Member's Permanent Disability termination and shall direct the Trustee to make payment of the adjusted balances of the Member's Accounts as of the Valuation Date coinciding with or immediately preceding the date a distribution is made to the Member. Notwithstanding the foregoing, if such termination occurs after December 31, 1989 and such Member receives a distribution of the Member's Accounts before the Anniversary Date next following the Member's termination, he or she shall be entitled to share in the allocation of Employer Contributions which have not been used to make payments on a Loan, Company Stock released from the Suspense Account according to section 6.1(c), and Forfeitures, occurring on such Anniversary Date.

9.4 Payments on Termination for Other Reasons

(a) GENERAL. Upon the termination of a Member's employment with the Company for any reason other than retirement on or after the Member's Normal Retirement Date, death, or Permanent Disability, the Committee shall notify the Trustee in writing of the termination and shall direct the Trustee to make payment of the Vested Portion of the adjusted balances of the Member's Accounts as of the Valuation Date coinciding with or next preceding the date a distribution is made to the Member. Notwithstanding the foregoing, if such termination occurs after December 31, 1989 and under circumstances entitling the Member to early retirement benefits under the Pension Plan and he or she receives a distribution of the Member's Accounts before the Anniversary Date following the Member's termination, he or she shall be entitled to share in the allocation of Employer Contributions which have not been used to make payments on a Loan, Company Stock released from the Suspense Account according to section 6.1(c), and Forfeitures, occurring on such Anniversary Date. The Vested Portion of a Member's Accounts shall be determined in accordance with section 7.6 of the Plan.

(b) FORFEITURE. The Unvested Portion of the adjusted balance of the Accounts of a Member who terminates employment with the Company under this section shall be forfeited as of the first Valuation Date following the date the Member terminates employment with the Company and all Affiliates. The amount forfeited shall be the entire Unvested Portion. If a Member's Company Stock Account includes more than one class of Company Stock, the Forfeiture will consist of the same proportion of each class of stock.

(c) REINSTATEMENT. If a Member is reemployed by the Company or a Participating Employer after incurring a Forfeiture, the Member shall be entitled to make repayment to the Plan of the aggregate amount distributed to him, at any time before the earlier of (1) five years after the Member is reemployed and (2) the end of a Break in Service of five consecutive years incurred by the Member. Upon making repayment in a single cash sum of the fair market value (at the time of distribution) of the aggregate amount distributed to him, the amount repaid shall be credited to the Member's Account and invested by the Trustee in a cash equivalent short term investment fund. The amount which was forfeited (also based on the fair market value at the time of distribution) shall be reinstated to the Member's Account. The amount required to restore such Member's Account shall be made up from Forfeitures and, to the extent necessary, Employer Contributions prior to their allocation pursuant to section 7.4.

9.5 Deemed Cashout

If a Member has no vested interest in his Account balance when his or her employment with the Company and all Affiliates terminates, such Member will be treated as having received a Deemed Cashout of the Member's Account balance as of the last day of the Plan Year in which the Member's employment terminated and the Member's Account balance will be treated as a Forfeiture on such date. "Deemed Cashout" means a distribution of zero dollars representing the Member's entire Account balance. If the Member is reemployed with the Company or any Affiliate before such Member has incurred five (5) consecutive One-Year Breaks in Service, the amount of the prior Forfeiture will be restored as the Member's Account balance.

9.6 Property Distributed

Any distribution pursuant to section 9.1, 9.2, 9.3, or 9.4, from a Member's Company Stock Account, shall be made in whole shares of Company Stock, and the value of partial shares of Company Stock shall be paid in cash. Distribution from a Member's Other Investments Account shall be made in cash unless the Member requests a distribution in stock of the whole shares purchasable with such balance and the balance attributable to fractional shares in the Member's Company Stock Account, in which case the Trustee shall acquire the necessary shares for distribution. If cash is to be distributed in connection with fractional shares, the Trustee shall sell such shares as of the Valuation Date with respect to which the distribution is being made and distribute the proceeds of sale to the affected

Member. Any such sale shall be subject to the last two sentences of section 7.9(d).

9.7 Methods of Payment

(a) Whenever the Committee shall direct the Trustee to make payment to a Member upon termination of a Member's employment on or after the Member's Normal Retirement Date, the Committee shall direct the Trustee to pay the adjusted balances of the Member's Accounts to or for the benefit of the Member in a single sum distribution. Whenever the Committee shall direct the Trustee to make payment to a Member, the Member's Spouse, or other Beneficiary upon termination of a Member's employment for any other reason, the Committee shall direct the Trustee to pay the Vested Portion of the adjusted balances of the Member's Accounts, if any, to or for the benefit of the Member, the Member's Spouse, or the Member's Beneficiary, in a single payment distribution.

(b) Payment under this section shall be made no more than 60 days after the Valuation Date coincident with or following the date the Member ceases being an Employee provided that (1) for purposes of the foregoing, any Valuation Date occurring before December 31, 1989 shall be treated as occurring on December 31, 1989, (2) any Member or Beneficiary or Spouse described in section 9.1, 9.2, or 9.3, or who would be entitled to an allocation at the next Anniversary Date under section 9.4, may elect to defer distribution to such Anniversary Date, and (3) if the Member's Accounts exceed $3,500, distribution shall not be made to the Member at any time prior to the Member's Normal Retirement Date or death without the Member's written consent. A Member described in paragraph (3) may elect to receive distribution of the Member's Accounts as of any Valuation Date following the Valuation Date next succeeding the Member's termination by filing prescribed materials with the Trustee on or before such reasonable deadline as established by the Trustee.

     If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

     (i) the Committee clearly informs the Member that the Member has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether to elect a distribution, and

     (ii) the Member, after receiving the notice, affirmatively elects a distribution.

(c) Notwithstanding the provisions of subsection (b) above, distribution of each Member's Accounts must commence not later than 60 days after the last day of the Plan Year in which the last of the following events occurs:

     (1)  the date on which the Member reaches his or her Normal Retirement
          Date;

     (2) the tenth anniversary of the date on which the Member commenced participation in the Plan; or

     (3) the date on which the Member's employment with the Company and all Affiliates terminates.

(d)  Notwithstanding anything to the contrary contained elsewhere in the Plan--

     (1)  A Member's benefits under the Plan will--

          (A) be distributed to him or her not later than the Required Distribution Date (as defined in paragraph (3)), or

          (B) be distributed commencing not later than the Required Distribution Date in accordance with regulations prescribed by the Secretary of the Treasury over a period not extending beyond the life expectancy of the Member or the life expectancy of the Member and the Member's Beneficiary.

     (2)  Payments on death--

          (A) If the Member dies after distribution has commenced pursuant to paragraph (1)(B) but before the Member's entire interest in the Plan has been distributed to him, then the remaining portion of that interest will be distributed at least as rapidly as under the method of distribution being used under paragraph (1)(B) at the date of the Member's death.

          (B) If the Member dies before distribution has commenced pursuant to paragraph (1)(B), then, except as provided in paragraphs (2)(C)
          and (2)(D), the Member's entire interest in the Plan will be distributed within five years after the Member's death.

     (C) Notwithstanding the provisions of paragraph (2)(B), if the Member dies before distribution has commenced pursuant to paragraph (1)(B) and if any portion of the Member's interest in the Plan is payable (i) to or for the benefit of a Beneficiary, (ii) in accordance with regulations prescribed by the Secretary of the Treasury over a period not extending beyond the life expectancy of the Beneficiary, and (iii) beginning not later than one year after the date of the Member's death or such later date as the Secretary of the Treasury may prescribe by regulations, then the portion referred to in this paragraph (2)(C) shall be treated as distributed on the date on which such distribution begins.

     (D) Notwithstanding the provisions of paragraphs (2)(B) and (2)(C), if the Beneficiary referred to in paragraph (2)(C) is the Spouse of the Member, then--

          (i) the date on which the distributions are required to begin under paragraph (2)(C)(iii) of this section shall not be earlier than the date on which the Member would have attained age 70-1/2, and

          (ii) if the Spouse dies before the distributions to that Spouse begin, then this paragraph (2)(D) shall be applied as if the surviving Spouse were the Member.

     (3) For purposes of subsection (d)(1), the Required Distribution Date means April 1 of the calendar year following the calendar year in which the Member attains age 70-1/2; provided, however, that in the case of a Member who attained age 70-1/2 before January 1, 1988 such Member's Required Distribution Date shall be April 1 following the calendar year in which occurs the later of (A) the Member's attainment of age seventy and one-half (70-1/2), or (B) the Member's termination of employment, unless such Member is a Five-Percent Owner (as defined in Section 416(i) of the Code) of the Company at any time during the Plan Year ending with or within the calendar year in which such owner attains age sixty-six and one-half (66-1/2) or any subsequent year, in which case clause (B) shall not apply.

     (4) For purposes of subsection (d), once distribution has commenced hereunder, the life expectancy of a Member and the Member's Spouse may not be redetermined.

     (5)  A Member may not elect a form of distribution pursuant to paragraph
          (1) providing payments to a Beneficiary who is other than the Member's Spouse unless the actuarial value of the payments expected to be paid to the Member is more than 50 percent of the actuarial value of the total payments expected to be paid under such form of distribution.

9.8 Direct Rollover of Eligible Rollover Distributions

(a) This section 9.8 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. Any portion of an eligible rollover distribution that is not paid directly to an eligible retirement plan in a direct rollover may be subject to 20% Federal income tax withholding.

(b)  DEFINITIONS.

     (1) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (2) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (3) DISTRIBUTEE. A distributee includes a Participant or former Participant. In addition, the Participant's or former Participant's surviving Spouse and the Participant's or former Participant's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

     (4) DIRECT ROLLOVER. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

Article X. Rights and Options on
Distributed Shares of Company Stock

10.1 Right of First Refusal

(a) Shares of Company Stock distributed by the Trustee may be subject to a right of first refusal. Such a right shall provide that prior to any subsequent transfer, the shares must first be offered in writing to the Trust and then, if refused by the Trust, to the Company at a price equal to the greater of (1) the then fair market value of such shares of Company Stock as determined in good faith by the Committee, in accordance with Treasury regulation section 54.4975-11(d)(5) or (2) the purchase price offered by a buyer, other than the Company or Trustee, making an offer in good faith (as determined by the Committee) to purchase such shares of Company Stock.

(b) The Trust or the Company, as the case may be, may accept the offer as to part or all of the Company Stock at any time during a period not exceeding 14 days after the Trust receives the offer, on terms and conditions no less favorable to the Trust than those offered by the independent third-party buyer. Any installment purchase shall be made pursuant to a note secured by the shares purchased and shall bear a reasonable rate of interest as determined by the Committee.

(c) If the offer is not accepted by the Trust, the Company, or both, then the proposed transfer may be completed within a reasonable period following the end of the 14-day period but only upon terms and conditions no less favorable to the shareholder than the terms and conditions of the third-party buyer's prior offer.

(d) Shares of Company Stock that are publicly traded within the meaning of Treasury regulation section 54.4975-7(b)(1)(iv) at the time such right may otherwise be exercised shall not be subject to this right of first refusal.

10.2 Put Option

(a) Shares of Company Stock acquired by the Trust shall be subject to a put option at the time of distribution if at such time the shares are not readily tradable on an established market within the meaning of section 409(h)(1)(B) of the Code. The put option shall be exercisable by the Member, Beneficiary, Spouse, their donees, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of the death of the Member, Beneficiary, or Spouse. The put option shall provide that for a period of at least 60 days following the date of distribution of the Company Stock, the holder of the option shall have the right to cause the Company, by notifying it in writing, to purchase such shares at their fair market value, as determined pursuant to section 5.2. If the put option is not exercised within such 60-day period, the option shall be exercisable for an additional period of 60 days in the following Plan Year. The Committee may give the Trustee the option to assume the rights and obligations of the Company at the time the put option is exercised, insofar as the repurchase of Company Stock is concerned.

(b) If the entire adjusted balance of a Member's Accounts is distributed to the Member within one taxable year, payment of the price of the Company Stock purchased pursuant to an exercised put option shall be made in no more than five substantially equal annual payments, and the first installment shall be paid not later than 30 days after the Member exercises the put option. The Plan shall provide adequate security and pay a reasonable rate of interest on amounts not paid after 30 days. If the entire adjusted balance of a Member's Accounts is not distributed to him or her within one taxable year, payment of the price of the Company Stock purchased pursuant to an exercised put option shall be made in a single sum not later than 30 days after the Member exercises the put option.

Article XI. Pretermination Distributions and Dividends

11.1 Pretermination Distributions

Except as provided in sections 11.2 and 7.9, a Member is not entitled to any payment, withdrawal, or distribution under the Plan while he or she is a Participant.

11.2 Dividends

Any cash dividend received by the Trustee on Company Stock allocated to the Accounts of a Member, Beneficiary, or Spouse as of the record date for such dividend shall be paid to such Member, Beneficiary, or Spouses. Any such payment in cash must be made no later than 90 days after the end of the Plan Year in which the dividend is received by the Trustee. Any such payment of cash dividends on shares of Company Stock shall be accounted for as if the Member, Beneficiary, or Spouse receiving such dividends were the direct owner of such shares of Company Stock and such payment shall not be treated as a distribution for purposes of Article X.

Article XII. Plan Administration

12.1 Powers

The Committee shall have all powers necessary to discharge its duties in administering the Plan including, but not by way of limitation, discretionary authority with respect to the following powers:

(a)  to construe and interpret the Plan;

(b) to determine all questions regarding the status and rights of Members and Beneficiaries, including questions relating to age, Vesting Service, eligibility, or Compensation;

(c) to make and enforce such rules and regulations as it shall deem necessary or proper for efficient administration of the Plan; and

(d) to retain counsel, employ agents, and actuaries and provide for such clerical, medical, accounting, auditing, and other services as it may require in carrying out the provisions of the Plan;

provided, however, that no member of the Committee shall participate in any action on any matter involving solely his or her own rights or benefits or those of his or her Spouse or children, and such matters shall be determined by the other members of the Committee. The Committee may delegate any or all of its powers under this Article XII to an agent designated under section 12.1(d). Any such designation shall be in writing, signed by the Secretary of the Committee.

12.2 Directions to Trustee

The Committee shall direct the Trustee concerning all payments which shall be made out of the Trust pursuant to the provisions of the Plan. Any direction to the Trustee, including but not limited to a direction concerning payments, shall be in writing, signed by the Secretary of the Committee or any member thereof, or any agent to whom authority has been delegated. The Trustee shall act in a manner consistent with any such direction that is proper, made in accordance with the Plan, and not contrary to ERISA.

12.3 Uniform Rules

All rules adopted and all actions taken by the Committee shall be uniform in nature as applied to all persons similarly situated and shall not discriminate in favor of Employees who are officers, shareholders, or highly compensated employees.

12.4 Reports

The Committee shall keep on file, in such form as it shall deem convenient and proper, all reports of the Trust received from the Trustee. The Committee shall give to each Member a written report of the amount of his or her Accounts at annual or more frequent intervals. Additional reports may be given to a Member by telephone.

12.5 Compensation

Members of the Committee shall not receive compensation for their services in connection with the Plan, but the Company shall reimburse them for any necessary expenses incurred in the discharge of their duties.

12.6 Claims Procedure

(a) Claims for benefits under the Plan shall be made in writing to the Committee. If the Committee wholly or partially denies a claim for benefits, the Committee shall, within a reasonable period of time, but no later than 90 days after receipt of the claim, notify the claimant in writing of the denial of the claim. Notice of a denial of a claim shall be written in a manner calculated to be understood by the claimant and shall contain (1) the specific reason or reasons for denial of the claim, (2) a specific reference to the pertinent Plan provisions upon which the denial is based, (3) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary, and (4) an explanation of the Plan's review procedure. If notice of the denial of a claim is not furnished in accordance with this subsection (a) within 90 days after the Committee receives it, the claim shall be deemed denied and the claimant shall be permitted to proceed to the review stage described in subparagraph (b) below.

(b) Within 60 days after the claimant receives the written notice of denial of the claim, or the date the claim is deemed denied pursuant to subsection
     (a) above, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and other attendant circumstances, or within 60 days after the claim is deemed denied as set forth above, if applicable, the claimant may file a written request with the Committee that it conduct a full and fair review of the denial of the claimant's claim for benefits, including the holding of a hearing, if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of the claimant's benefit, the claimant may review pertinent documents and may submit issues and comments in writing. The Committee shall render a decision on the appeal promptly, but not later than 60 days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing, if necessary) require an extension of time for processing, in which case the 60-day period may be extended to 120 days. The Committee shall notify the claimant in writing of any such extension. Such decision shall (1) include specific reasons for the decision, (2) be written in a manner calculated to be understood by the claimant, and (3) contain specific references to the pertinent Plan provisions upon which the decision is based.

12.7 Indemnity for Liability

The Company shall indemnify the Committee and each other fiduciary who is an Employee of the Company, against any and all claims, losses, damages, expenses, including counsel fees, incurred by said fiduciaries, and any liability, including any amounts paid in settlement with such a fiduciary's approval, arising from the fiduciary's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such fiduciary.

Article XIII. Amendment and Termination

13.1 Amendment

The Company reserves the right at any time and from time to time to amend the Plan in whole or in part either retroactively or prospectively by action of the Board or action of the Executive Committee of the Board, but no such amendment shall authorize or permit any part of the corpus or income of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Members or their Beneficiaries, or to deprive any of them of any funds then held for his or her Account.

13.2 Termination

It is the intention of the Company to continue the Plan and to make contributions thereto, but the Company reserves the right to terminate the Plan in whole or in part as of any Valuation Date by action of the Board or action of the Executive Committee of the Board and for any reason satisfactory to the Board. The Company, however, shall not terminate the Plan while any Loan remains outstanding and unpaid in whole or in part, without the prior written consent to any such termination by all holders and guarantors, if any, of the Plan's obligations under such Loan. Where any holder or guarantor has a representative on the Committee, prior written consent will not be required if such representative approves the amendment. Upon partial or full termination, all affected Participants shall become fully vested, and upon permanent discontinuance of contributions by the Company, all Participants shall become fully vested. After termination of the Plan, the Committee and the Trust will continue until the Accounts of each Participant have been distributed in accordance with the terms of the Plan.

13.3 Merger, Sale

In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants, the Plan shall be so merged or consolidated, or the assets of the Trust applicable to such Participants shall be so transferred, only if--

(a) each Member would (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated);

(b) resolutions of the Board of Directors or of any new or successor employer of the affected Members, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Members, its resolutions shall include an assumption of liabilities with respect to such Members' inclusion in the new employer's plan; and

(c) such other plan and trust are qualified under section 401(a) and exempt under section 501(a) of the Code.

In the event a portion of the business of the Company is sold or discontinued, the Board of Directors in its discretion may direct that all Members who are employed by the new owner of that portion of the business shall become fully vested.

13.4 Distribution Upon Termination

In the event of the termination of the Plan, there shall be distributed to each Member, or to his or her Beneficiary in the case of a deceased Member, a benefit equal to the sum of the value of the Member's Account as of the Valuation Date on which termination occurs. If such benefits shall not exhaust the assets of the Trust, any remaining assets shall be allocated to the Accounts of the Members as though they were additional Employer Contributions, and in no event shall any such assets revert to the Company or any Participating Employer.

Article XIV. Extension of Plan to Affiliates

14.1 Participation in the Plan

Any Affiliate which desires to become a Participating Employer under the Plan may elect, with the consent of the Board of Directors, to become a party to the Plan and the related Trust by adopting the Plan for the benefit of its Eligible Employees, effective as of the date specified in such adoption. The adoption resolution or decision may contain such specific changes and variations in Plan or Trust Agreement terms and provisions applicable to such Participating Employer and its Employees as may be acceptable to the Board and the Trustee. However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan is reserved to the Board of Directors. The Board of Directors may amend specific changes and variations in the Plan or Trust terms and provisions as adopted by the Participating Employer in its adoption resolution without the consent of such Participating Employer. The adoption resolution or decision shall become, as to such adopting organization and its employees, a part of this Plan as then amended or thereafter amended and the related Pension Trust. It shall not be necessary for the adopting organization to sign or execute the original or then amended Plan and Trust. The coverage date of the Plan for any such adopting organization shall be that stated in the resolution or decision of adoption, and from and after such effective date, such adopting organization shall assume all the rights, obligations, and liabilities of an individual employer entity hereunder and under the Trust. The administrative powers and control of the Company, as provided in the Plan and Trust Agreement shall not be diminished by reason of the participation of any such adopting organization in the Plan and Trust Agreement.

14.2 Withdrawal from the Plan

Any Participating Employer may withdraw from the Plan and Trust after giving notice to the Board of Directors, provided the Board consents to such withdrawal. In the event of such withdrawal, the Committee shall cause a valuation of the Trust Fund to be made to ascertain the value of assets which are attributable to Members who are Employees of the terminating Participating Employer or their Beneficiaries in the case of deceased Members and shall direct the Trustee to segregate assets which are deemed to be so attributable to such Members from the Trust, and to make distribution to the Members or their Beneficiaries as if the Plan had terminated with respect to the Members or their Beneficiaries of such Participating Employer.

In the event such withdrawal constitutes a partial termination of this Plan, only the affected Participants shall have fully vested and nonforfeitable rights in the benefits to be provided by the allocations (unless they were already fully vested prior to the partial termination). Distribution may be implemented through continuation of the Trust, or transfer to another trust fund exempt from tax under section 501 of the Code, or to a group annuity contract qualified under Code section 401, or distribution may be made as an immediate cash payment; provided, however, that no such action shall divert any part of such fund to any purpose other than the exclusive benefit of the Employees of such Participating Employer.

Article XV.  Top-Heavy Provisions

The following provisions shall become effective in any Plan Year in which the Plan is determined to be a top-heavy plan.

(a) DETERMINATION OF TOP-HEAVY. The Plan will be considered a top-heavy plan for the Plan Year if as of the last day of the preceding Plan Year (1) the account balances of Participants who are key employees (as defined in section 416(i) of the Code) exceeds 60 percent of the account balances of all Participants (the "60 Percent Test") or (2) the Plan is part of a required aggregation group and the required aggregation group is top-heavy. However, and notwithstanding the results of the 60 Percent Test, the Plan shall not be considered a top-heavy plan for any plan year in which the Plan is a part of a required or permissive aggregation group which is not top-heavy. The top-heavy ratio shall be computed pursuant to section 416(g) of the Code and the regulations issued thereunder. A "required aggregation group" is each plan of the Company in which a key employee is a participant and each other plan of the Company, if any, which enables such plan to meet the requirements of Code section 401(a)(4) or 410. The Company may treat any plan not required to be included in an aggregation group as being part of a "permissive aggregation group" if such group would continue to meet the requirements of Code sections 401(a)(4) and 410 with such plan being taken into account.

(b) MINIMUM BENEFIT. The Company's contribution to a Participant's Matching Contribution Account under section 5.1 shall be 3 percent of the Participant's Compensation, except that this subsection (b) shall not apply if--

     (1)  the Participant is also a participant in the Pension Plan,

     (2)  the Pension Plan is a top-heavy plan, and

     (3) the Participant receives from the Pension Plan the defined benefit minimum required under section 416(c)(1) of the Code.

XVI. Miscellaneous Provisions

16.1 Spendthrift Provisions

The interests of Employees and their Beneficiaries in the Plan shall not be subject to the claims of any creditor, any Spouse for alimony or support, or others, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered.

Notwithstanding the foregoing, the Plan shall make all payments required by a qualified domestic relations order within the meaning of Code section 414(p). The Committee shall establish a procedure to determine the qualified status of a domestic relations order and to administer distributions under a qualified order. In no event shall a domestic relations order be determined to be a qualified domestic relations order if it requires the Plan to make distributions to an alternate payee prior to the date that a Member attains "earliest retirement age." Notwithstanding the foregoing, the Plan may make a distribution to an alternate payee prior to the date that a Member attains "earliest retirement age" if the qualified domestic relations order provides that the Plan and the alternate payee may agree in writing to the earlier distribution and the distribution is made pursuant to such a written agreement. For purposes of a qualified domestic relations order, "earliest retirement age" means the date on which the earliest to occur of--

(a) the date the Member is entitled to a distribution under this Plan, or terminates from employment,

(b) the later of (i) the date the Member attains age 50, or (ii) the earliest date on which the Member could begin receiving benefits under this Plan if the Member separated from service.

16.2 Incompetency

Every person receiving or claiming benefits under the Plan shall be presumed to be mentally competent and of age until the Committee receives a written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, or other person legally vested with the care of his estate has been appointed. In the event that the Committee finds that any person to whom a benefit is payable under the Plan is unable to properly care for his or her affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the Spouse, a child, a parent, or a brother or sister, or to any person deemed by the Committee to be authorized to care for such person otherwise entitled to payment.

In the event a guardian, executor, administrator, or conservator of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian, executor, administrator, or conservator provided that proper proof of appointment is furnished in a form and manner suitable to the Committee. Any payment made under the provisions of this section 16.2 shall be a complete discharge of any liability therefor under the Plan.

16.3 Unclaimed Funds

Each Member shall keep the Committee informed of the Member's current address and the current address of the Member's Spouse and Beneficiaries. Neither the Company or any Affiliate, the Committee, nor the Trustee shall be obligated to search for the whereabouts of any such person. If the then current location of a Member is not made known to the Committee within three years after the date on which the Committee directs the distribution to the Member of the Member's Accounts, distribution may be made as though the Member had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or within three years after the actual death of a Member, the Committee is unable to locate any individual who would receive a distribution upon the death of the Member pursuant to Article IX, the Member's Accounts shall be deemed a Forfeiture; provided, however, that if the Member, Beneficiary, or Spouse makes a claim for any amount that has been so forfeited, the forfeited benefits shall be reinstated. The amount required to restore such benefits shall be made up from Forfeitures and, to the extent necessary, Employer Contributions prior to their allocation pursuant to section 7.4.

16.4 Rights Against the Company

Neither the establishment of the Plan, nor of the Trust, nor any modification thereof, nor any distributions hereunder shall be construed as giving to any person whomsoever any legal or equitable rights against the Committee, the Company, or the officers, directors, or shareholders as such of the Company, or as giving any Employee or Member the right to be retained in the employ of the Company. All benefits payable under the Plan shall be paid or provided for solely from the Trust, and the Company shall have no liability or responsibility for benefit distributions other than to make contributions to the Trust as herein provided.

16.5 Illegality of Particular Provision

The illegality of any particular provision of this Plan shall not affect the other provisions thereof, but the Plan shall be construed in all respects as if such invalid provision were omitted.

16.6 Effect of Mistake

In the event of a mistake or misstatement as to the age, eligibility, compensation, service or participation of a Member or the amount of distributions made or to be made to a Member or other person, the Committee shall, to the extent it deems possible, cause to be withheld or accelerated, or otherwise make adjustment of, such amounts as will in its judgment accord to such Member or other person, or distribution to which he or she is properly entitled under the Plan.

16.7 Compliance with Federal and State Securities Laws

(a) The Company will take all necessary steps to comply with any applicable registration or other requirements of federal or state securities laws from which no exemption is available.

(b) Stock certificates distributed to Members, Beneficiaries, or Spouses may bear such legends concerning restrictions imposed by federal or state securities laws, and concerning other restrictions and rights under the Plan, as the Committee in its discretion may determine.

16.8 No Discrimination

Whenever in the administration of the Plan action by the Committee is required with respect to eligibility or classification of Employees, contributions, or benefits, such action shall be uniform in nature as applied to all persons similarly situated, and no such action shall discriminate in favor of Employees who are Highly Compensated Employees.

16.9 Exclusive Benefit of Employees

(a) All Employer Contributions made pursuant to the Plan shall be held by the Trustee in accordance with the terms of the Trust Agreement for the exclusive benefit of those Employees who are Members under the Plan, including former Employees, Beneficiaries, and Spouses, and shall be applied to provide benefits under the Plan and to pay expenses of administration of the Plan and the Trust to the extent that such expenses are not otherwise paid. At no time prior to the satisfaction of all liabilities with respect to such Members, their Beneficiaries and Spouses shall any part of the Trust Fund (other than such part as may be required to pay administration expenses) be used for, or diverted to, purposes other than the exclusive benefit of such Members, their Beneficiaries and Spouses.

(b)  Notwithstanding section 16.8(a)--

     (1) if an Employer Contribution under the Plan is conditioned on initial qualification of the Plan under section 401(a) of the Code, and the Plan receives an adverse determination with respect to its initial qualification, the Trustee shall, upon written request of the Company, or Participating Employer making the contribution, return to the Company or Participating Employer the amount of the contribution (increased by earnings attributable thereto and reduced by losses attributable thereto) within one calendar year after the date that qualification of the Plan is denied, provided that the application for the determination is made by the time prescribed by law for filing the employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe;

     (2) if an Employer Contribution is conditioned upon the deductibility of such contribution under section 404 of the Code, then, to the extent the deduction is disallowed, the Trustee shall, upon written request of the Company or Participating Employer making the contribution, return the contribution to the extent disallowed to the Company or Participating Employer within one year after the date the deduction is disallowed;

     (3) if an Employer Contribution or any portion thereof is made by the Company or a Participating Employer by a mistake of fact, the Trustee shall, upon written request of the Company or Participating Employer, return the contribution or the portion to the Company or Participating Employer within one year after the date of payment to the Trustee; and

     (4) earnings attributable to amounts to be returned to the Company ro Participating Employer pursuant to paragraph (2) or (3) shall not be returned to the Company or Participating Employer, and losses attributable to amounts to be returned pursuant to paragraph (2) or
          (3) shall reduce the amount to be so returned.

16.10 Governing Law

The provisions of the Plan shall be construed, administered, and enforced in accordance with the laws of Illinois, to the extent such laws are not superseded by laws of the United States. All Employer Contributions to the Trust shall be deemed to be made in Illinois.

16.11 Change-in-Control

Notwithstanding any provision of the Plan to the contrary, if a Change-in-Control (as defined below) occurs--

(a) each Participant who is an Employee on the date the Change-in-Control occurs shall be 100 percent vested in the adjusted balance of the Participant's Company Stock and Other Investments Accounts;

(b) no merger, transfer of assets, or other similar transactions involving the Plan shall be permitted until all Loans outstanding at the time of the Change-in-Control have been repaid and all shares of Company Stock held in a Suspense Account in respect thereof have been released and allocated to Participants' Company Stock Account of Participants employed as of the Change-in-Control date;

(c) no other action may be taken pursuant to Article XIII that would have the affect of diverting such shares to the Company Stock Accounts of Participants who are not employees of the Company or a Participating Employer as of the Change-in-Control date; or

(d) if, in connection with the Change-in-Control, Company Stock held by the Plan has been sold for consideration other than securities constituting Company Stock, then the date that the Change-in-Control occurs shall be a special Valuation Date and each Participant with an Account under the Plan as of the date the Change-in-Control occurs shall be entitled to share in the proceeds of such sale in the manner described in section 7.7(b).

For purposes of this section, a "Change-in-Control" shall be deemed to occur on the earliest of--

(1) the receipt by Northern Trust Corporation (the "Corporation") of a Schedule 13D or other statement filed under section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), indicating that any entity, person, or group has acquired beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of more than 30 percent of the outstanding capital stock of the Corporation entitled to vote for the election of directors ("voting stock");

(2) the commencement by any entity, person, or group (other than the Corporation or a subsidiary of the Corporation) of a tender offer or an exchange offer for more than 20 percent of the outstanding voting stock of the Corporation;

(3) the effective time of (A) a merger or consolidation of the Corporation with one or more other corporations as a result of which the holders of the outstanding voting stock of the Corporation immediately prior to such merger or consolidation hold less than 80 percent of the voting stock of the surviving or resulting corporation or (B) a transfer of substantially all of the property of the Corporation other than to an entity of which the Corporation owns at least 80 percent of the voting stock; or

(4) the election to the Board, without the recommendation or approval of the incumbent Board, of the lesser of (A) three directors or (B) directors constituting a majority of the number of Board members then in office.

                              * * * * * * * * * *
In Witness Whereof, the Company has caused this Plan to be executed on its behalf by its duly authorized officer this _________ day of _____________________ , 1995.


                                         THE NORTHERN TRUST COMPANY


ATTEST:
                                         By __________________________________


By ________________________________